Exhibit 16.1

May 23, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:	New Asia Energy, Inc. File No. 000-54171

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated May 23, 2016 of New Asia Energy, Inc. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP